UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 14, 2016 (November 7, 2016)

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

500 Research Drive, Unit 3

Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Implant Sciences Corporation (the “Company”), in connection with the bankruptcy cases (collectively, the “Chapter 11 Case”) filed by the Company and its subsidiaries C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp. (collectively with the Company, the “Borrowers”), under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) on October 10, 2016 (the “Petition Date”) in the United States Bankruptcy Court of the District of Delaware (the “Bankruptcy Court”) held an auction for the final debtor-in-possession credit financing for the Borrowers in connection with the Chapter 11 Case, and received a higher and better offer for replacement debtor-in-possession credit financing from Tannor Partners Credit Fund, LP (the “New DIP Lender”).  In connection with the auction, on November 7, the Borrowers terminated the Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of October 10, 2016 (as amended on November 3, 2016, the “Original DIP Agreement”), with the original lender, DIP SPV I, L.P. (the “Original DIP Lender”).  The terms of the Original DIP Agreement have been previously disclosed by the Company in current reports on form 8-K filed by the Company on October 14, 2016 and November 4, 2016.  In connection with such termination, the Company paid $1,610,769.45 to the Original DIP Lender and its advisors to satisfy outstanding obligations under the Original DIP Agreement, including $74,353.95 for expense reimbursement for the Original DIP Lender’s advisors.

On November 7, 2016 (the “Effective Date”), the Borrowers entered into a replacement Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “DIP Agreement”) with the New DIP Lender, which DIP Agreement was approved by the Bankruptcy Court on an interim basis pursuant to an order dated as of the Effective Date for the initial loan amount of $5.7 million.  Under the DIP Agreement, subject to the terms and conditions thereof, the New DIP Lender agreed to lend up to a total of $8.0 million to the Borrowers, with the initial installment of $5.7 million payable upon the Bankruptcy Court entering the interim order for the DIP Agreement and the remaining $2.3 million payable upon the Bankruptcy Court entering the final order the DIP Agreement.  A hearing with respect to the final order has been scheduled before the Bankruptcy Court for November 29, 2016.  As more fully described below, the DIP Agreement is substantially identical to the Original DIP Agreement, except for the amounts of the closing fee and the exit fee.

The loans under the DIP Agreement will accrue interest of 12% per annum, and shall be subject to a default interest rate of 12% above the applicable non-default rate (i.e., an aggregate of 24% per annum) at any time when there is an event of default under the DIP Agreement.  The Borrowers have agreed in the DIP Agreement to pay fees to the New DIP Lender in an aggregate amount of 5.75% of the maximum loan amount, regardless of how long the DIP Loan was outstanding consisting of a closing fee of $35,000 at the time the initial loan is made and an exit fee upon the termination of the DIP Agreement of $425,000, minus any interest, other than default interest, paid to the New DIP Lender.   The Borrowers are also required to reimburse the New DIP Lender for its fees and expenses in connection with the DIP Agreement and the loans thereunder.  Interest on the loans and the expense reimbursement are payable monthly in arrears.

The loans under the DIP Agreement have super-priority security status and are ahead of the Borrowers’ other secured obligations owed to the investors under the Note Purchase Agreement, dated March 19, 2014, as amended, between the Borrowers, the investors named therein and BAM Administrative Services LLC, as administrative agent for the investors thereunder, and holders of the notes under each of the Credit Agreement, dated as of September 4, 2009, as amended, with DMRJ Group LLC and the Note and Warrant Purchase Agreement dated as of December 10, 2008, as amended, with DMRJ Group LLC, and Montsant Partners LLC, as partial assignee thereof.

The loans and all other obligations are due and payable (i) upon the occurrence of an event of default that is not cured within the applicable cure periods and for which the New DIP Lender has given notice to accelerate the Borrowers’ obligations under the DIP Agreement, (ii) the entry of an order converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, (iii) the entry of an order in the Chapter 11 Case appointing a chapter 11 trustee or examiner, (iv) if the interim order for the DIP Agreement is modified at the final hearing for the DIP Agreement in a manner unacceptable to the New DIP Lender, (v) the effective date of a chapter 11 plan in the Chapter 11 Case, (vi) the approval by the Bankruptcy Court of an alternative financing transaction transferring the collateral other than the sale of the Borrowers’ assets to L-3 Communications Corporation (“Buyer”) under the asset purchase agreement, dated as of October 10, 2016 (as amended, the “Purchase Agreement”), by and among the Borrowers and Buyer or to another winning bidder in the Bankruptcy auction process (the “Sale”), (vii) the date of the closing of the Sale and (viii) the first business day after the 6 month anniversary of the DIP Agreement.  The loans can be prepaid at any time and mandatory prepayments are required upon the disposition of assets outside of the ordinary course, the receipt of extraordinary receipts or the incurrence of any additional indebtedness.

The DIP Agreement contains numerous customary events of default, including without limitation:

(a)

if the Borrowers fail to pay when due and payable any principal obligations;

(b)

if the Borrowers fail to pay when due and payable any interest or other obligations which failure is not cured within 4 business days after notice is provided to the Borrowers (the “Cure Period”);

(c)

if the Borrowers fail to comply with their covenants under the DIP Agreement including the Bankruptcy Court milestones described below: (with failures other than the financial performance covenants subject to the Cure Period) or under the interim or final orders for the DIP Agreement;

(d)

the entry or filing of an award, order or judgment in excess of $100,000;

(e)

if a Borrower is enjoined, restrained or prevented by court order form continuing to conduct all or any material part of the business affairs of the Borrowers, taken as a whole;

(f)

a default in other indebtedness in excess of $100,000;

(g)

a material breach of Borrowers’ representations and warranties in the DIP Agreement;

(h)

if the security interests on the collateral are not valid and perfected liens (subject to the Cure Period);

(i)

if the DIP Agreement or other loan document is declared null and void other than due to New DIP Lender’s breach, a proceeding shall be commenced seeking to establish the foregoing or a Borrower shall deny that they have any liability under the loan documents (in each case, subject to the Cure Period);

(j)

the Bankruptcy Court shall enter an order (i) amending, reversing, revoking, supplementing, altering, staying, vacating, rescinding or otherwise modifying the interim order or final order with respect to the DIP Agreement or any other order with respect to the Chapter 11 Case affecting in any material respect the DIP Agreement or other loan documents, (ii) appointing a chapter 11 trustee or an examiner, with enlarged powers relating to the operation of the business pursuant to Section 1104 of the Bankruptcy Code in the Chapter 11 Case, (iii) dismissing the Chapter 11 Case or converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, or (iv) granting relief from the automatic stay to any creditor holding or asserting a lien or reclamation claim on the assets of any Borrower to permit such creditor to foreclose upon or to reclaim the New DIP Lender’s collateral with a value in excess of $100,000;

(k)

a motion shall be filed or supported by a Borrower seeking approval of any other super-priority claim in the Chapter 11 Case (other than the carve-outs for professionals and other payments as provided in the DIP Agreement and the interim order for the DIP Agreement) which is pari passu with or senior to the claims of the New DIP Lender against any Borrower unless after giving effect to the transactions contemplated by such motion, all obligations under the DIP Agreement are paid in full in cash;

(l)

the failure of the Bankruptcy Court to enter the interim order for the DIP Agreement within 5 business days after the filing of the related motion;

(m)

a motion shall be filed by a Borrower seeking (i) to obtain additional financing under Section 364 of the Bankruptcy Code and to use cash collateral of the New DIP Lender under Section 363(c) of the Bankruptcy Code without the consent of the New DIP Lender, (ii) to recover from any portions of the collateral any costs or expenses of preserving or disposing of such collateral under the Bankruptcy Code, or (iii) to take any other action or actions adverse to the New DIP Lender or its rights and remedies under the DIP Agreement or other loan documents or any of the documents evidencing or creating the New DIP Lender’s interest in any of the collateral (except in each case of clauses (i) through (iii) such motion seeks to satisfy in full all obligations in cash);

(n)

the filing by any Borrower with the Bankruptcy Court of any plan other than a plan of reorganization that pays the New DIP Lender if full, a motion to approve bid procedures other than those in the Bid Procedures Order, or a motion to approve an alternative financing transaction transferring the collateral other than the Sale to Buyer or another winning bidder in the Bankruptcy auction process;

(o)

the entry by the Bankruptcy Court of an order approving an alternative debtor-in-possession financing transaction transferring the collateral other than the Sale to Buyer or another winning bidder in the Bankruptcy auction process;

(p)

the use by the Borrowers of cash collateral other than in accordance with the terms of an order approving its use entered by the Bankruptcy Court;

(q)

any of the foregoing shall occur other than as a result of the Chapter 11 Case and be continuing and uncured: (i) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of the Borrowers, taken as a whole, (ii) a material impairment of the Borrowers’ ability to perform their obligations under the DIP Agreement and other loan documents to which they are parties or the New DIP Lender’s ability to enforce the obligations under the DIP Agreement or realize upon the collateral or (iii) a material impairment of the enforceability or priority of the New DIP Lender’s liens with respect to a material portion the collateral as a result of an action or failure to act on the part of the Borrowers;

(r)

the occurrence of any material damage to or material loss of assets of the Borrowers taken as a whole (after application of any insurance as to which the applicable insurance company has accepted responsibility to cover such damage or loss, but inclusive of any deductible amount);

(s)

the termination of (i) the Purchase Agreement to the extent that there is not currently in effect a sale agreement with respect to another party that is the winning bidder in the Bankruptcy Court auction, or (ii) if another party is the winning bidder in the auction, such party’s purchase agreement;

(t)

an order terminating exclusivity has been entered by the Bankruptcy Court or requested of the Bankruptcy Court unless actively contested by the Borrowers;

(u)

a change in a majority of the directors of the Company;

(v)

other than as a result of the Chapter 11 Case, there shall exist or have occurred on or after the Effective Date a material violation, default or failure to perform, comply with or observe any term, provision, covenant or agreement under any material Contract and such material contract is terminated or otherwise not in full force and effect (other than upon its expiration in accordance with its terms); or

(w)

(i) unless otherwise waived or consented to in writing by New DIP Lender, the subordination provisions relating to any subordinated debt shall fail to be enforceable by the New DIP Lender in accordance with the terms thereof, or the monetary obligations shall fail to constitute “senior debt” or (ii) any Borrower shall, directly or indirectly, disavow or contest in any manner (x) the effectiveness, validity or enforceability of any of any such subordination provisions, (y) that such subordination provisions exist for the benefit of the New DIP Lender or (z) that all payments of principal, premium or interest on the subordinated debt, or realized from the liquidation of any property of any Borrower, shall be subject to any such subordination provisions.

The making of the initial loan of $5.7 million is subject to certain customary conditions, including without limitation, the entry, within 5 business days of the Effective Date, by the Bankruptcy Court of the interim order approving the DIP Agreement in form and substance acceptable to the New DIP Lender and such order shall be in full force and effect and not modified, amended, reversed, stayed or appealed, and Borrowers shall have paid the closing fee and any other amounts due and owing at the time of the initial loan.  The making of the additional loans is also subject to certain customary conditions, including without limitation, the compliance with the Bankruptcy Court milestones for the Chapter 11 Case set forth in the DIP Agreement and the compliance with the performance covenants set forth therein, the accuracy of the Borrowers’ representations and warranties as of such date, no default or event of default shall have occurred and be continuing, the Bankruptcy Court shall have entered the Bid Procedures Order within 25 days of the Petition Date and the final order approving the DIP Agreement within 25 days of the Effective Date, and such orders shall be in full force and effect and not modified or amended, reversed or stayed, and no action, proceeding, investigation, regulation or legislation shall have been instituted or threatened to enjoin, restrain or prohibit, or obtain damages in respect of, the DIP Agreement, which would make it inadvisable to consummate the transactions contemplated by the DIP Agreement.

Under the DIP Agreement, the Borrowers make certain affirmative covenants customary for transactions of this nature, including without limitation covenants regarding financial statements and reporting, budget performance reporting, collateral reporting, maintenance of properties and permits, corporate existence, payment of taxes and maintenance of insurance, access and inspection, compliance with laws and avoidance of environmental liabilities, entry into or amendments to or termination of material contracts outside of the ordinary course, modifying existing indebtedness documents, maintaining a minimum amount of cash, meeting certain specified Chapter 11 Case milestones (including (1) the entry of the final order approving the DIP Agreement within 25 days after the Effective Date, (2) the entry of the final approving the Sale by December 19, 2016 and (3) the closing of the Sale and payment of the obligations under the DIP Agreement by February 2, 2017), compliance with the approved budget and notification of defaults and litigation.  The Borrowers also have agreed to certain negative covenants customary for transactions of this nature, including without limitation covenants preventing the incurrence of additional indebtedness, the creation of liens, certain fundamental corporate transactions, disposal of assets outside of the ordinary course of business, changing the Borrowers’ name or the nature of their business, prepaying other indebtedness or making payments under other debt other than as provided in the Bankruptcy Court orders, amending any material contract or lease outside of the ordinary course, any agreement evidencing permitted indebtedness or any Borrowers’ governing documents, any change of control of the Borrowers (which includes a change in the majority of the Company’s directors), restricted payments, changing  its fiscal year or method of accounting, transactions with affiliates, using the loans other than as provided in the approved budget, pay any pre-Petition Date debt, make capital expenditures other than as set forth in the approved budget, significant changes to the Chapter 11 Case, proposing or supporting a plan of reorganization that fails to pay the obligations under the DIP Agreement as of the date of such plan or assume or guarantee any third party obligations.

Additionally, the Borrowers are subject to certain financial covenants regarding the net cash receipts, aggregate expenditures and the generation of net cash flow, in each case, tested on a monthly basis.

Under the DIP Agreement, the Borrowers make customary representations and warranties to the New DIP Lender for transactions of this nature, including in-depth representations and warranties by the Borrowers regarding their businesses, assets and liabilities, which are required to be true and correct as of the date of the initial loan and as of the date of each additional loan.

Pursuant to the DIP Agreement, the Borrowers also agreed to indemnify, defend and hold harmless the New DIP Lender and its related persons from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of the DIP Agreement, any of the other loan documents, or the transactions contemplated thereby or the monitoring of Borrowers’ compliance with the terms of the loan documents, (b) with respect to any investigation, litigation, or proceeding related to the DIP Agreement, any other loan document, or the use of the proceeds of the credit provided thereunder, or any act, omission, event, or circumstance in any manner related thereto and (c) for any environmental liabilities.

A copy of the DIP Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the DIP Agreement is qualified in its entirety by reference thereto.  The DIP Agreement contains representations and warranties that the Borrowers made to the New DIP

Lender as of the date of such agreement or other specific dates.  The statements embodied in those representations and warranties were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement.  The representations, warranties and covenants in the DIP Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.  The Company does not believe that these schedules contain information that is material to an investment decision.  Investors are not third-party beneficiaries under the DIP Agreement and should not rely on the assertions embodied in its representations, warranties and covenants as characterizations of the actual state of facts or circumstances.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the DIP Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above with respect to the termination of the Original DIP Agreement is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the DIP Agreement is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1

Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of November 7, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and Tannor Partners Credit Fund, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:   /s/ Roger P. Deschenes

        Name:  Roger P. Deschenes

        Title: Vice President, Finance and Chief Financial Officer

Date:  November 14, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1

Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of November 7, 2016, by and among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation, IMX Acquisition Corp. and Tannor Partners Credit Fund, LP